Exhibit 99.1

EVERTEC COMPLETES PROCESSA TRANSACTION

SAN JUAN, PUERTO RICO – March 1, 2016 – EVERTEC, Inc. (NYSE: EVTC) today announced that the Company closed on the acquisition of 65% of the share capital of Processa S.A.S., a Colombian payment processing company that is based in Bogotá. Caja de Compensación Familiar (“Compensar”), the second largest social funds administrator in Colombia, has retained a 35% ownership in Processa.

Mac Schuessler, EVERTEC’s President and Chief Executive Officer, said, “We are pleased to have completed the acquisition of Processa and welcome the Processa team and customers to EVERTEC.”

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 19 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

This announcement may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: the effect of current domestic and worldwide economic conditions, including sovereign insolvency situations, and future performance and integration of acquisitions including Processa, and other risks detailed in the Company’s SEC filings, including the most recently filed Form 10-K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com